UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2016

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

In response to recent volatility and declines in the U.S. Dollar to British Pound Sterling exchange rate, PPL Corporation ("PPL" or the "Company") has executed additional hedges to mitigate the British Pound Sterling exposure related to its U. K. earnings.

On Wednesday, October 12, 2016 at 8:30 a.m. (Eastern Time), members of PPL's senior management will hold a teleconference and webcast with financial analysts to provide an update and answer questions concerning the Company's U. K. earnings hedging strategy. During the teleconference, PPL expects to reiterate its 2016 forecast of reported earnings of $2.43 to $2.63 per share, reflecting special items recorded through the second quarter of 2016, and 2016 forecast of ongoing earnings of $2.25 to $2.45 per share, as well as its 2017 earnings forecast of $2.05 to $2.25 per share with a midpoint of $2.15 per share and compound annual earnings per share growth rate of 5% to 6% from 2017 to 2020.

The event will be available live, in audio format together with slides, on PPL's Internet Web site:  www.pplweb.com in the Investors section, under the Events and Presentations link. The webcast will be available for replay on PPL's Web site for 90 days.

In addition, interested individuals can access the live conference call via telephone at 1-888-317-6003. International participants should call 1-412-317-6061. Participants in Canada should call 1-866-284-3684. Participants will need to enter the following "Elite Entry" number in order to join the conference: 6830639.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  October 11, 2016